UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2015

Forrester Research, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-21433	04-2797789
(State or other jurisdiction of incorporation	(Commission on File Number)	(IRS Employer Identification No.)

60 Acorn Park Drive, Cambridge, MA	02140
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 613-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company has entered into an agreement with Dennis van Lingen, former Chief Product Officer of the Company, whose last day of employment with Forrester Research B.V., an indirectly wholly-owned subsidiary of the Company, is January 31, 2016. The agreement provides for an aggregate payment of €326,000 to be paid to Mr. van Lingen within one month of his last day of employment, and incidental personal transition benefits. Mr. van Lingen will also be eligible for a pro rata bonus under the Company’s Amended and Restated Executive Cash Incentive Plan for the eight-month period he served as an executive officer of the Company, subject to the Company’s financial performance for 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned duly authorized.

Dated: October 1, 2015	FORRESTER RESEARCH, INC.

	By:	/s/ Gail S. Mann
Gail S. Mann
Chief Legal Officer and Secretary